Dated 15th April 2011

2011年4月15日

DESIGN AND DEVELOPMENT OF

CATTLE & SHEEP FARM

CONSULTING SERVICES AGREEMENT

设计与开发牛只及羊场咨询服务合约书

Between 合约双方：

Service Provider	:	Macau EIJI Company Limited

甲方 (承包方)		澳门美舍有限公司

And 及

The Employer	:	A Group of China Parties represented by
Mr. Wei Da Xing

乙方(雇主)		中国合资代表 : 魏大庆

Ref. No. MEIJI Service 15042011

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Contents Index

内容目录

Recitals 叙述		3

1.	Interpretation 合约的释义	5

2.	Commencement 协议起始日	6

3.	Responsibilities of the Parties 双方职责	6

4.	Sub- Contract 合同转包	7

5.	Delays outside of MEIJI’s control 承包方控制范围之外的延期	7

6.	Extra Costs 额外费用	7

7.	Risk and Insurance 风险和保险	8

8.	Warranty 担保条件	9

9.	Limitation of Liability 免责条款	9

10.	Employer to Indemnify 买方需承担的赔偿	9

11.	Default and Termination 毁约和中止合约	10

12.	Installation 设备的安装	10

13.	Arbitration 仲裁	12

14.	Complete Agreement 合约的完整性	12

15.	Frustration 合约因意外而不能履行	12

16.	Secrecy Obligation and Condition 保密责任及条件	12

17.	General 一 般条款	13

Appendix : Information List 明细表		16

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THIS CONTRACT is made on 15 April, 2011

本合约制定于2011年4月15日

Between 合约双方:

The Service Provider : Macau EIJI Company Limited

Address	:	Room 3711, China Shine Plaza, No.9, Lin He Xi Road, Tianhe District, Guangzhou 510610, Guangdong Province (hereinafter called “MEIJI”)
承包方	:	澳门美舍有限公司
住址	：	广东省广州市天河区林河西路 9 号，耀中广场 3711 室，邮编510610 (以下简称为承包方）

And及

The Employer：		A group of China’s businessmen represented by Mr. Wei Da Xing (Chinese ID number: 42202212196910250434)
Address	:	No. 02073, Da Yang Shu, An Sheng Village, An Xiang County, Hunan Province (hereinafter collectively referred to as “the Employer”)

雇主	:	中国合资代表 魏大庆（中国居民身份证号码：421022196910250434）
地址	：	湖南省安乡县安生乡大杨树居委会02073号(以下统一简称为雇主）

Recitals叙述

1.	MEIJI is the owner of a premium beef cattle breeding and nutritional feed recipe technology (“the said Technology”) and has the expertise and know-how to build cattle and sheep farms using the said Technology (hereinafter referred to as “A Power Cattle & Sheep Farm”) and to manage the related cattle and sheep farms operated under the said Technology’s management systems.

承包方是优质肉牛（香牛）饲料营养技术及绿色有机品牌优质肉牛（香牛）养殖技术的拥有者（以下简称为该技术）， 并掌握利用该技术建造牛、羊畜牧场(以下简称为AP牛、羊畜牧场)以及运用该技术管理系统进行管理的技巧。

2.	The Employer is a group of businessmen in China having various business activities and operation in China.

雇主是一个中国的商人集团，在中国进行各种商业及生产经营活动。

3.	MEIJI and the Employer are hereinafter collectively referred to as “the Parties”.

承包方及雇主以下简称为双方。

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4.	The Parties hereto agree to construct and develop an A Power Cattle & Sheep Farm at a site in Yane Xiaoban Village, in the Town of Liangxi, Enping City, Guangdong Province.

双方同意利用该技术及系统，在广东省恩平市良西镇雁鹅村小湴村建造及发展AP牛、羊畜牧场。

The description of the development project is summarized as follow:

项目发展描述概括如下：

Name of the Project: Enping A Power Cattle & Sheep Farm

项目名称：恩平AP牛、羊畜牧场

Location of Project:	Exact location will be determined by the Parties after results of testing of inflow water quality and quantity and soil that will be carried out on the various blocks of lands in Yane Xiaoban Village, Enping City that the Parties have the option to acquire.

项目地点： 确切地点在经过对水流流量和质量以及对恩平地区可供选择地块的土壤进行测试之后，由双方决定。

Development Components of the Project:	More particularly set out in Item 1 of Information List as attached hereto.

项目发展组成部分：请参阅附上的明细表第一条。

Development Schedule of the Project:	More particularly set out in Item 2 of Information List as attached hereto.

项目发展计划：请参阅所附上的明细表第二条。

5.	The Parties agree to apply to the China Authorities to form a sino foreign joint venture company (hereinafter called “SFJVC”) to develop the Project soon after the execution of this Agreement, and prior to the official approval of the SFJVC, the Employer shall will be responsible to provide funding for the development needs of the Project, and such, upon the official establishment of the SFJVC, the Parties agree to transfer this Agreement to the SFJVC, and the SFJVC will be responsible to fund the required development capital needs of the Project.
双方同意在本合同签定后，即向相关部门申请成立中外合资公司（以下简称合营公司），以发展该项目。在合营公司被正式批准成立之前，雇主负责提供项目发展所需要的资金。一旦合营公司正式成立，双方同意将本协议转让给合营公司，由合营公司负责提供项目发展所需要的资金。

6.	The Parties further agree that after the official formation of the SFJVC, the SFJVC will reimburse the Employer for the amounts paid by the Employer on the Project prior to its official formation.

双方还同意，合营公司正式成立后将如数偿还雇主之前提供给该项目的发展资金。

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7.	The Parties hereto also agree that MEIJI shall take up 30% equity in the SFJVC in the first year after the official formation of thereof, and thereafter shall acquire up to 75% equity in the SFJVC.
双方还同意，承包方应在合营公司正式成立的第一年，取得合营公司30％的股权，而其后承包方应取得合营公司75％顶限的股权。

8.	MEIJI shall be providing consulting and technical services to the Employer for the design and development of Enping A Power Cattle & Sheep Farm and cultivation of a pasture farm suitable to grow cattle and sheep, prior to the official formation of the SFJVC for the development of the Project.
在合营公司正式成立之前，承包方负责向雇主提供咨询和技术服务，以设计和开发恩平AP牛、羊畜牧场，及培植适宜饲养牛和羊的牧草场。

9.	The Employer agrees to secure MEIJI’s services and MEIJI agrees to provide the services on the Project in accordance to terms and conditions herein set forth.

雇主同意对承包方的技术保密，承包方同意根据以下条款及条件向该项目提供服务。

NOW THE PARTIES AGREE AS FOLLOWS:

以下是双方达成的共识：

1.	INTERPRETATION 合约的释义

In this Agreement the following definitions shall apply:

此合约应该遵从以下的规定：

“Commencement Date”	means the date on which this Agreement is duly executed;
“合同开始生效日”	指本合约完全执行日。

“Intellectual Property”	includes but is not limited to the technology, copyrights, processes, know-how, designs, operations manuals, specifications of equipment and descriptions of operating principles and technology or other like rights;
“技术产权”	包括（但不局限于）：技术、版权、操作程序、专业技巧、设计、操作指南、设备规格、，和操作规则和技术说明和其它的权利。

“manufacture”	includes constructs, assemble, produce or otherwise prepare for commercial use or exploitation;
“制造加工”	包括建筑、组装、生产或其它商业用途准备和开发。

“processes”	includes technologies, products, devices, processes or techniques;
“生产”	包括生产技术、产品、装置、运行和技巧。

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“product”	means the products and /or processes which incorporate the use of the intellectual Property;
“产品”	是指技术产品和/或指此技术产权所设及利用的技术操作过程。

“User Certificate”	means the entitlement of the Employer to utilize the intellectual property of the said Technology for the operation of the Project and certifies the performance of the A Power Cattle & Sheep Farm.
“使用者证明书”	是指赋予买方的证书，证明其享有的对该技术产权的使用权和对此项目的操作权，以及对AP牛、羊畜牧场的运行权。

A reference to persons shall include corporations; words including singular number shall include plural number and vice versa; words including a gender shall include all other genders.

在法人的参考中包括公司，词句中单数数字将包括复数数字和反之亦然。词句中的性别也包括其它的性别。

A reference in this Agreement to a statute or a section of a statute includes all amendments to that statute or a section passed in substitution for incorporating any of its provisions.

本协议参考的法规或法规部份，包括所有对法规或法规部份的修改，通过替代，都是列入本协议的任何的条款。

Except for the purpose of identification, headings and underlines have been inserted in this Agreement for the Purpose of Guidance only and shall not be part of this Agreement.

己被插入的标题证明和下划线的，在本合约的目的只是作为索引，同时不会作为本合约的其中内容部份。

Recitals and the “Information” attached hereto shall be regarded as part of this Agreement.

叙述及所附上的明细表是作为协议的其中一部份。

2.	COMMENCEMENT 协议起始日

The time for commencement of the Parties’ contractual obligations pursuant to this Agreement occurs on the date of execution of this Agreement by the parties hereto.

    双方开始本协议义务的日期，从双方开始执行本协议的日期开始。

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3.	RESPONSIBILITIES OF THE PARTIES 双方职责

3.1	The Employer will make payments to MEIJI or to its designated agents in United States Dollars or Renminbi at Hong Kong and/or China in such manner and at such other place as may be agreed between the parties, for work done and provided by MEIJI in accordance with the terms and conditions described in Item 4 of the Information List set forth herein.

承包方依照后面所附明细表第四条的要求及条件完成或提供的工作, 雇主将在香港/中国大陆，或者任何其它双方协议的地点, 以美金/人民币, 或者其它双方协议的方式支付.

3.2	MEIJI will carry out and provide the services to the Employer in accordance with the scope of works as described in Item 3 of the Information List set forth herein.

承包方应按照后面所附明细表第三条的描述执行工作及提供服务.

3.3	Time shall be of the essence with respect to all payments.

所有付款必须遵守时间规定.

4.	SUB-CONTRACT 合同转包

MEIJI will have the right to contract with any person for the performance of the whole or any part of the construction work, supplies of parts and components for the construction and/or assembling of the farm’s plants and equipment as contained in this Agreement.

承包方保留将全部或部分建筑工程承包给任何人，向任何人采购建筑材料，把合同包含的农场设备安装项目承包给任何人的权利。

5.	DELAYS OUTSIDE OF MEIJI’s CONTROL 承包方控制范围之外的延期

5.1	Times for completion of the Contractor’s contractual obligations are given as accurately as possible but are not warranted and are subject to extension to allow for delay caused by：

承包方完成合约责任的时间尽可能的准确，但并不是保证，和取决于承包方因以下原因导致的延期：

(a)	War, civil commotion, legislation, strikes, lock outs, break downs, delays in transport, fire and flood;
战争、内乱、法令禁止、罢工、禁止入厂、合工中止、运输延迟、火灾、洪荒。

(b)	Unavailability of raw materials, disruption and supply of water and electricity or any other cause whatsoever beyond the control of MEIJI.
没有原材料供应、水源或电源中断或其它任何承包方不能控制的原因。

5.2	MEIJI shall not be responsible or under any liability for failure to complete its contractual obligations within any time specified in this Contract due to any of the events referred to in Clause 5.1 hereof , including liability in respect of any consequential economic loss or damage.

因本协议5.1条所述事项而不能完成合约义务，承包方不负有任何责任，包括任何由此产生的经济损失或损伤的责任。

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6.	EXTRA COSTS 额外费用

6.1	If MEIJI incurs any extra costs as a result of any delays arising out of the circumstances defined in clause 5.1 or interruptions or suspension of work due to the Employer’s instructions or failure to give instructions, MEIJI shall be entitled to increase the Contract Price by the amount of any such extra costs so caused calculated on a basis as close as possible to that used to arrive at the Contract Price.

如果是因为合同5.1条所述事项造成延误，或者因为雇主的错误指示或未能及时做出指示而造成工作的耽搁，由此产生的额外费用，承包方有权把这部分费用增加到合同价中。此附加成本的计算上，依据尽可能接近原本合同价为基础。

6.2	Should any material supplied by the Employer for use in carrying out the scope of work is defective or unsuitable in any way, the Employer will pay to MEIJI in addition to the Contract Price the costs of all extra work carried out and materials supplied by the MEIJI to overcome such defect.

如果任何由雇主提供并应用于本协议执行工作范围的材料，出现瑕疵和不合适情况下，雇主将付给承包方除合同价格之外所有额外执行工作和材料的费用去克服出现的问题。

6.3	Except as otherwise stated in this Agreement, packing of equipment or part comprising the scope of work shall be suitable for shipment of the same by shipping container from Australia, European countries, Hong Kong or any other countries to the Site and will be effected in accordance with MEIJI’s or its suppliers’ standard practices, the cost of which is included in the Contract price. Insofar as any packing that does not conform to MEIJI’s standard practice required for the purposes of the Contract and the cost of which is in excess of the cost of MEIJI’s standard practices, the excess shall be borne by the Employer.

除非合同另有说明，本合同工程所涉及的设备或配件的包装应适应从澳大利亚、欧洲国家、香港或其它任何国家到工程所在地的集装箱运输，并且应与承包方或其供应商惯用标准相一致，包装成本已经包含在合同价格中。如果上述包装有任何不符合承包方惯用标准的，而且成本超出承包方惯用标准成本的，超出的部分由雇主承担。

7.	RISK AND INSURANCE 风险和保险

7.1	The Employer shall insure the full invoiced value of all equipment, parts or materials shipped pursuant to this Agreement against damage or loss in transit. If any of the said equipment, parts or materials are damaged or lost in the course of shipment, MEIJI shall be under no liability whatsoever in respect of such damage or loss.

雇主有责任为本合约的设备、配件和材料的运输过程购买全额保险。如果上述的设备、配件和材料在运输过程中损坏或丢失，承包方不承担责任。

7.2	The Employer shall take out a public liability policy with a reputable insurer approved by MEIJI in the name of both the Employer and MEIJI providing each of them with indemnity in the amount of US$10,000,000.00 in respect of all and any liability, including to each other and any third party, arising out of and/or in connection with that portion of the scope of work which takes place on the Employer’s premises including the Site.

雇主要以双方的名义与经承包方认可的有信誉的保险公司签订保障金额为美金$10,000,000.00元的公共责任保险契约, 对任何一方或任何第三方在因合约的项目在雇主的物业或施工现场范围内发生的意外事故加以保障。

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7.3	All equipment, parts and material being constituents of the scope of work delivered to the Site or other premises nominated by the Employer shall be at the risk of the Employer from the time of their dispatch to the Employer from the premises of MEIJI or its suppliers as the case may be.
所有本工程设及的设备、配件、材料，由雇主指定发送至工地或其它物业，从上述设备、配件、和材料从承包方或其供应商向雇主发货时间开始，所有上述货物的风险由雇主承担。

7.4	MEIJI shall be under no obligation to insure the equipment, parts or materials being constituents of the scope of work.
承包方对本工程涉及的设备、配件、材料不承担保险责任。

8.	WARRANTY 担保条件

MEIJI agrees to warrant the quality of equipment supplied comprising the scope of work referred to in Item 6 of the Information List that:
承包方同意保证其为相关工程范围提供的，明细表第六条规定的设备的质量，保证如下：

(a)	on delivery will be new and unused;
全新交货；

(b)	will be of good and merchantable quality;

完好的和符合买卖条件的质量；

(c)	will comply with the description of the equipment referred to in Item 6 of the Information List hereto; and

符合明细表第六条对设备规格的规定

(d)	will be free from defects and materials and installation of work.

保证材料和安装工艺无缺陷。

9.	LIMITATION OF LIABILITY 免责条款

Save as expressly provided for in this Agreement, MEIJI shall not be liable to the Employer or its servants or agents or contractors for any direct, indirect, incidental or consequential damages of any nature howsoever caused (whether based on tort or contract or otherwise) including but not limited to loss of profits, loss of production, loss of sales opportunity or business reputation, direct or indirect labour costs and overhead expenses and damage to equipment or property or any other claim whatsoever arising directly or indirectly out of or in any way attributable to the execution and performance of the Contract.

本协议明确规定，承包方无须负责因雇主或其雇员、代理商或承包商直接或间接所造成之任何性质的损失（无论是民事侵权行为、契约，或其它原因），损失包含并非限于盈利损失、生产损失、业务损失、或商誉损失，直接或间接的工资成本损失，及管理费用及设备及财产之破坏及因施工，或执行本合同所旨起的直接或间接的任何赔偿损失。

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10.	THE EMPLOYER TO INDEMNIFY 雇主需承担的赔偿

The Employer shall has a separate and distinct obligation indemnify MEIJI its servants and agents and at all times, keep MEIJI, its servants and agents indemnified against all actions, proceedings and claims whatsoever brought against MEIJI, its servants or agents in relation to any injury, loss of life or damage to any property or financial other consequential loss for and in respect of any loss injury expense or damage howsoever caused or arising from any cause whatsoever arising directly or indirectly out of or in any way attributable or incidental to the execution or performance of this Agreement.

承包方的工人和 其代理商因履行该合约而直接或间接造成或导致的工伤、意外、人命损失或财产损失或其它导致到的经济损失，而产生对 其供应方工人和其承包商或代理商被入禀控告或索赔，雇主都应有不可推缷的责任赔偿给承包方。

11.	DEFAULT AND TERMINATION 毁约和中止合约

Ground of Termination 中止合约的理由

11.1	Should the Employer make default in payment of any amount due to MEIJI or in carrying out any other obligation on the Employer’s part under this Agreement, MEIJI shall be entitled to give the Employer written notice of such default requiring the Employer to remedy the same within seven (7) days of service of such notice, and should the Employer fail to remedy its default, MEIJI may if it so elects terminate this Agreement forthwith or waive the Employer’s default upon the condition that in consideration thereof the Employer shall make payment to MEIJI forthwith by way of liquidated damages the difference between the amount paid by the Employer to the date of default and the total of all MEIJI’s invoices to the date of default unpaid by the Employer plus interest at the rate of 10% per annum on amounts comprising such difference for the periods that they remain unpaid from date of invoice.

承包方的应收账到期，如果雇主违约未付，承包方应出一份书面通知，雇主七天之内仍未付款，则承包方有权选择以下行中止本合约，或如果雇主承诺付清账目，承包方可酌情不追究雇主的违规行为，但雇主应支付于承包方尚未付的数额，以及该数额的10%年利率作为赔偿金，从承包方的应收账到期开始计算，直到雇主付清账目。

11.2	Upon termination of this Agreement for any reason whatsoever, the Employer shall not be relieved of its obligation to pay all amounts owed by it to MEIJI or any account whatsoever.

在合约中止后，雇主仍然不可推卸责任，应向承包方付清所有本协议涉及的欠款。

12.	INSTALLATION 设备的安装

(a)	The scope of work requires MEIJI to perform the fitting out or commissioning of equipment or parts;

此项规定：承包方需要执行合约项目中所有的安装或设备和配件的测试工作。

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(b)	The Employer will provide MEIJI with suitable access to the Site at all times necessary and convenient to MEIJI for the purpose of this Agreement;

安装过程中，雇主必须向承包方在所有必须时间提供适当方法方便出入工地。

(c)	The Employer will provide at its cost suitable accommodation and transportation for MEIJI’s servants, agents, subcontractors or employees;

雇主要向承包方的工人、代理人、合同商和雇员提供相应的住房和交通。

(d)	The Employer undertakers that its servants, agents and subcontractors carrying out or involved in the scope of work will at all times promptly give effect to MEIJI’s directions and requests relating to the same;

在项目进行中,雇主必须保证其工人、代理人或合同商必须按承包方的指示和要求迅速做出反应。

(e)	The Employer will provide suitable on site storage facilities of equipment and parts to be installed and materials to be used under this Agreement;

雇主必须提供合适的储藏库设施来存放备用的设备配件和材料。

(f)	The Employer will provide electrical power and water supply so that construction and installation of A Power Cattle & Sheep Farm can be carried out continuously;

雇主必须提供电源和水源，以保证AP牛、羊畜牧场工程的顺利持续进行。

(g)	The Employer will integrate MEIJI’s construction and installation work at the Site as depicted and defined in the scope of work so as to facilitate supply and installation by MEIJI of the equipment parts and materials comprising A Power Modules. If for any reason beyond the control of MEIJI, including the Employer’s default or issue of a variation instructions, installation of A Power Cattle & Sheep Farm cannot proceed without additional cost to MEIJI and/or delay in the completion of the A Power Modules occurs, the Employer will pay to MEIJI such amount in addition to the Contract Price as are required to compensate MEIJI for such additional cost and/or delay calculated on a basis as similar as possible to that used by MEIJI to calculate its costs of manufacture, supply or supervision of installation, including all additional costs for equipment, parts and material and expense in unloading or placing into storage equipment, parts and materials to be used in connection with or comprising the scope of work and any idle time of MEIJI’s employees or subcontractors resulting from such delay;

雇主必须按时订量按即定的施工范围进行前期的建设，以便承包方的设备供应安装APM。如果因为任何承包方无法控制的原因包括雇主的违约或更改指示，而导致增加成本或延误完工期，雇主必须补偿承包方有关的费用，承包方将按成本价计算有关的费用，包括制造成本、供销成本、安装的监督管理、设备、零配件和物料，装缷和储存成本，以及误工费。

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(h)	if any of MEIJI’s employees or subcontractors are required to work overtime or his normal work is interrupted as a result of the action, instructions or the failure to give instruction by the Employer, the Employer will pay to MEIJI in addition to the Contract Price the additional costs of such overtime or interrupted work calculated on a basis as similar as possible as that used to calculate the cost of labour supervision of installation comprised in the Contract Price;

如果任何承包方的雇员或合同商需要超时工作或其正常工作时间因雇主未能及时给出指示而中断，雇主要额外向承包方给付因其人员超时工作的工资费用，按劳动监管部门规定的安装劳动工资标准计算。

(i)	MEIJI shall be under no liability for the correctness or suitability of any site works, foundations or piles buildings or structures constructed by any other person and the Employer shall be deemed to warrant the correctness and suitability for the purposes of the scope of work

承包方对施工地点，施工基地、建筑群安排或其它承包商承建的建筑物不承担责任，雇主必须保证以上提及的各项因素适合合同项目的实施。

13.	ARBITRATION 仲裁

If at any time any question, dispute or difference whatsoever shall arise between MEIJI and the Employer upon, in relation, or in connection with the Contract or the performance thereof, either party may give to the other notice in writing of the existence of such question, dispute or difference and the same shall be referred to the arbitration before a person to be mutually agreed upon, or failing such agreement within fourteen (14) days of receipt of such notice, before a person appointed by the President, for the time being, of the Institute of Engineers China, Guangzhou Branch. The submissions shall be deemed to be a submission to arbitration within the meaning of the Commercial Arbitration Act China or any statutory modification or re- enactment thereof.

无论何时因任何问题，双方因合约内容或合约执行过程中产生争议或意见相佐，任何一方发现问题，即以书面形式通知另一方。在双方经协商仍未达成共识，应在对方接到通知后第14天后应将分歧交给中国工程师学会广州分会会长，所委任的人根据中国仲裁法律进行仲裁。

14.	COMPLETE AGREEMENT 合约的完整性

The terms and conditions of this Agreement shall constitute the sole contract between MEIJI and the Employer and the same shall not be varied or added to in any way whatsoever nor shall any purported variation or addition whether before or after the date hereof, have any legal effect unless agreed to in writing by both parties.

构成本合约的所有条款，应被视为双方基本的合约，任何更改必须要经过双方的书面同意。

15.	FRUSTRATION 合约因意外而不能履行

Whilst MEIJI will use its best endeavour to fulfill its contractual obligations hereunder, if this Contract shall become impossible to perform through no fault of MEIJI or shall be otherwise frustrated, the Employer shall be liable to pay to MEIJI all costs which MEIJI, its suppliers or subcontractors have incurred directly or indirectly or for which MEIJI is liable under this Agreement at the time of impossibility of performance, or frustration provided that MEIJI shall not require payment for any standard parts or materials which MEIJI may be able to sue at the time any other contract then current. Any prepayments which may have been made to MEIJI under this Agreement shall be applied towards satisfaction of such sum as may become due to MEIJI under this provision, and the excess(if any) of such prepayments will be refunded to the Employer.

承包方应竭尽所能的去履行本合约的责任和义务，如果本协议因为非承包方的错失导致不可能实施，雇主有义务卖方付清在合约失效前，承包方或其供应商、合同商按合约已经履行的直接或间接的工作或设备物料费用。如果物料属于标准件能继续流通，承包方可收回并应用于其它合同，雇主则不需付此类物料费用。所有的雇主按合同支出的预付款，减去对承包方的欠款，余额应退还给雇主。

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16.	SECRECY OBLIGATION AND CONDITION 保密责任及条件

All information and technical date relating to the intellectual property disclosed by MEIJI to the Employer (“Confidential information”) shall be used by the Employer and its successors as owners or operators of A Power Cattle & Sheep Farm for this and no other purpose. The Employer and its successors will keep the all such information confidential. The Employer and its successors will use the confidential information exclusively for the operation and maintenance of A Power Cattle & Sheep Farm. The Employer will take all reasonable steps to prevent unauthorized use of the Confidential Information by its personnel or by third parties.

本协议涉及到的所有的信息和技术都受知识产权保护，所有从承包方得到的,雇主或其承接方或AP牛、羊畜牧场的操作人员的传递过程都以“机密资料”的行式被应用，雇主和承接方只可以将“机密资料”应用于操作或维护AP牛、羊畜牧场的设备。雇主有义务避免未被授权的第三方或个人使用或复制所有上述“机密资料”

17.	GENERAL 一般条款

(a)	Waiver 违规豁免

Any waiver or forbearance in regard to the performance of this Agreement shall operate only if in writing and shall apply only to the specified instance and shall not affect the existence and continued applicability of the terms of it thereafter.

任何本合约涉及到的豁免款或延期付款，必须以书面形式允许在因特定事件下才能实行，但此行为不能影响到本合约条款的本意和持续执行性。

(b)	Entire Agreement 完整的合约

This Agreement embodies all the terms binding between the parties and replaces all previous representations or proposals not embodied herein.

本合约包含所有约束双方的条款，并取代不包含在该合约的此前的陈述或建议。

(c)	Applicable Law 所遵循的法律

This Agreement shall be read and construed according to the laws of China and the parties submit to the jurisdiction of the laws of China.

本合约所有内容都应依从中国的法律来阅读和理解，合约双方应遵从此法律的裁判。

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(d)	Amendments 更改

This Agreement may not be varied except in writing signed by the parties.

本合约没有双方书面签字认可的情况下不可以随意变迁。

(e)	Severability 可行性

If any provision of this Agreement is held by a court to be unlawful, neither the legality, validity or enforceability of the remaining provisions hereof, nor the legality, validity or enforceability of such provision shall in any way be affected or impaired thereby.

如果合约中任何一条被法院认定为非法的, 其余条款本不受影响。

(f)	Notices 通知

All notices shall be in writing and shall be given by anyone of the following means:

所有通知应为书面通知，并可以通过以下任何方式发出：

(i)	by delivering to the address of the party on a business day during normal business hours;

在工作日工作时间，送至对方公司地址

(ii)	by sending it to the address of the party on a business day during normal business hours;

在工作日工作时间内，邮寄至对方公司地址

(iii)	by sending it by email or facsimile transmission to the telex number or facsimile of the party

通过电邮、传真、电报通知对方。

Macau EIJI Limited承包方

Address地址 :            Room 3711, China Shine Plaza, No.9, Lin He Xi Road, Tianhe District, Guangzhou (510610), the People’s Republic of China

中华人民共和国，广州市天河区林河西路9号，耀中广场3711室，邮编51061

Legal Representative法定代表人：Solomon Lee (E4010069 Australian Passport)

Telephone 电话： 86-20-22057860

Facsimile 传真 : 86-20-22057863

The Employer雇主 :         The China Parties Represented by Mr. Wei Da Xing (Chinese ID number: 42202212196910250434)

Address地址 : No. 02073, Da Yang Village, An Sheng Town , An Sheng Country, Hua Nam Province

湖南省安乡县安生乡大杨树居委会02073号

Telephone电话 : 0750-7527882

Facsimile传真 : 0750-752782

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(g)	Further Agreement 补充协议

Each party shall execute such agreements, deeds and document and do or cause to be executed or done all such acts and things as shall be necessary to give effect to this Agreement.

各方应切实执行本合约的各项条款规定，并尽力推行本协议的生效和实施。

(h)	Charges 费用

All stamp duties and governmental charges arising out of or incidental to this Agreement shall be paid by the Parties collectively.

在本协议产生的杂费或额外费用包括印花税和政府征费，由双方共同承担。

(i)	Drawings and Plans 图测

All MEIJI’s drawings, designs and specifications relating to the A Power Cattle & Sheep Farm are and shall remain MEIJI’s properties, the Employer will not part with possession of the same, disclose to any other person any part of the contents thereof nor allow any part of the same to be copied without MEIJI’s prior written consent.

承包方所有和AP牛、羊畜牧场有关的图测、设计、和使用说明书都被视为承包方的财产，雇主不能分享。没有承包方事先的书面允许，雇主不可以将上述任何内容复制或透露给第三方。

EXECUTED UNCONDITIONALLY by the parties:

合约双方同意无条件执行合约，并签字做实:

THE COMMON SEAL of MACAU EIJI COMPANY LIMITED
was hereunto affixed in the presence of

承包方印章
代表签名：

(Solomon Lee)
Date: 15th April, 2011

SIGNED BY: The China Party represented by

中国合资代表 魏大庆签名：

in the presence of:
见证人

Date: 15th April, 2011

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“Information List”

明细表

Item #	Item names 名称	Description 描述
1	The Project 项目	Enping A Power Cattle & Sheep Farm 恩平AP牛、羊畜牧场 (hereinafter called “the Farm”) (以下简称为农场)

2	Scope of Work 工作范围

2.1	Project and engineering Management 项目及工程管理

Provision of concept designs, engineering analysis, determination of systems, civil and other engineering designs and drawings and lay-out design for the Farm, the designs for office, staffs quarters, feed preparation factory, storages and working complex, the designs on the sub-division of the Farm, the designs for specific feeding plants and equipment.

提供概念设计, 工程分析, 系统确定, 施工工程设计及农场工程图设计，办公室、员工宿舍、饲料准备厂、储存室及工作坊的设计，农场分隔设计，饲养场和设备设计。

Provision of specific concentrated feed stock recipe using the said Technology for cattle and sheep.

提供应用该技术生产浓缩牛和羊饲料之配方。

Supervise the construction and building of all sections covering installation of water and electrical work, and lay-out of ground pipes etc.

监督建设施工和所有涉及水，电及地下管道安装的建设工作。

2.1.1	Installation Supervision 设备安装监督

Supervise the installation of all plants and equipment of the A Power Cattle & Sheep Farm. Supervise the commissioning of the A Power Cattle & Sheep Farm and related facilities.

监管AP牛、羊畜牧场设备的安装。监管AP牛、羊畜牧场及相关装备的启动。

2.1.2	Commissioning Supervision, Farm Management 启动监管, 农场管理

To provide related management and personnel training service for the Farm’s operation, and to supervise the Farm’s operation until such time, workers are fully trained to manage the operation of the Farm.

为农场提供相关管理及职员培训服务,并监督农场运作直至农场工作人员完全掌握农场流程。

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2.2	Supply of plants and equipment 设备供应	To supply the plants, equipment, parts and components as detailed in Item 3 of this Information List. 供应下面明细表中第三条详细说明的设备, 零配件.

3	Project Site 项目地点

The project site of 250 Mu is situated at a location to be mutually agreed by the parties, situated in Yane Xiaoban Village, in the Town of Liangxi, Enping City, Guangdong Province.

占地面积250亩的项目地点位于中国广东省恩平市良西镇雁鹅村小湴村

4	The Contract Price 合同价格	Total: US$3,000,000 (United States Dollars Three Million) covering the followings: 合计 300万美金( 美元叁佰万元正), 包含以下:

4.1	The Project and Engineering designs and consultation 项目工程设计及咨询	US$800,000.00 80万美元

4.2	Sub-contracting of building of farm buildings and related infrastructure preparation and work. 农场建筑及相关基础设施建设	US$750,000.00 75万美金

4.3	Supply of Farm plants and equipment and accessories. 农场设备及零件供应	US$255,000.00 25万5千美金

4.4	Installation and related supervision and work for commissioning and testing. 设备安装，相关监管及启动及测试工作	US$250,000.00 25万美金

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4.5	Farm training for personnel and management 农场职员及管理培训	US$100,000.00 10万美金

4.6	Airfare, accommodation, lodging and out of pocket expenses 机票、餐费、住宿及现金支出

US$300,000.00

These items are not included in the above amount and will be paid by the Employer in accordance with their actual expenditure at the time. The air fares will be based on business class air fare from Australia / China.

30万美金

这些费用项目不包含于以上金额，将由雇主根据当时实际支出支付。机票费用以澳大利亚/中国机票商务舱价格为基准。

4.7	Other related additional or general works 其他有关的额外或一般工作	US$545,000.00 54万5千美金

4.8	Notes to the charges 费用备注

All figures quoted hereof are in round figures for present calculation purpose, and actual figures will be billed in accordance with MEIJI’s invoices, but in any case the actual total charges will be capped within a tolerance +/- 10%.

此处引用的便于目前计算的数据皆保留整数，实际金额根据承包方的发票支付，但任何情况下实际金额的浮动幅度应该限于正负10％的范围内。

5	Payment terms 付款方式

5.1	For items 4.1, 适用于4.1条	(a) A deposit payment of US$300,000.00 payable upon execution of this Agreement. 本合约制定日支付30万美元保证金。

5.2	For item 4.2 适用于4.2条	(b) Subsequent payments payable within 30 days from date of invoices issued based on monthly payment of no less than US$25,000 / month. 后续款项应于发票开具日期起30天内支付，每月支付金额不少于2万5千美金。

5.3	For Item 4.3 适用于4.3条	Payments to be paid within 30 days from date of invoice and in accordance with the related progressive payment terms of the sub-contractors. 发票开具日期起30天内支付，并与转包合同承包商累计支付相关条款保持一致。

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5.4	For Item 4.4, 4.5, 4.6 and 4.7 适用于4.4、4.5、4.6及4.7条

Payments to be paid within 30 days from date of invoice and in accordance with the related progressive delivery terms and conditions of the suppliers and sub-contractors.

发票开具日期起30天内支付，并与供应商及转包合同承包商

累计交货条款及条件保持一致。

Payments to be paid within 30 days from date of invoices.

发票开具日期起30天内支付。

5.5	Late payments 逾期付款

Any late payments in relation hereto shall be subject to a penalty payment calculated to the rate of 10% per annual payable monthly for a maximum period of 90 days such that any due payment exceeds the said period shall be deemed as default by the Employer unless MEIJI consents to the extension of the said late payments in writing. In any case should there will be extended period for any corresponding payments MEIJI will specify accordingly in the said corresponding invoices detailing the related period of extension and change of payment terms (if any).

如预期付款，将收取年度应付款10%的罚款。每月付款的最大期限为90天，有逾期的，视作雇主的过失，除非承包方书面同意延长付款期限。如人和一笔款项承包方同意延长支付期限，承包方将在相应的发票上详细说明延长的期限及修改付款方式（如发生改变）。

6	List of Plants and Equipment 设配清单	Quantity 总数

6.1	Electric fences 电围栏	22 sets per 8 mu block 22座每座8亩地

6.2	All weather sheds 全天候遮棚	10

6.3	Farm tractors 农用拖拉机	1

6.4	Farm tracting plough 农场犁	1

6.5	Farm tracting cutter and roller 农场切割机和压路机	1

6.6	Concentrated feed mixer 浓缩饲料搅拌机	1

6.7	Feed storage/workshop 饲料贮存/车间

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6.8	Drinking equipment 喂水设备	10

6.9	All related parts and components 所有相关的零配件

6.10	All related fittings and connections 所有相关的安装连接工作

6.11	Stand-by generator set 备用发电机组	1

6.12	Feeding pans 喂饲料盘	10

6.13	Furniture for office, staff quarter and guard houses 办公、员工宿舍和警卫室家具	Pending 未决定

			Total ： 总计 ：	Maximum US$500,000 最高50万美元

7	Other conditions of the referred relevant Management 与所提及的管理相关的其它情况

7.1	Related to the Project and Engineering Management 关于项目及工程管理	The Employer agrees that MEIJI shall undertake and carry out on behalf of the Employer the following activities: 雇主同意承包方代表雇主承担及执行以下活动

7.1.1

To approve on the lay-out plan of the project land, all drawings and designs of the buildings and all aspect of engineering and technologies applied for the construction of the sections and farms.

负责审批项目场地安排，图纸设计，以及应用于各个环节及农场建设的工程技术。

7.1.2

To evaluate work of the sub-contractors, tradesmen, quotes and tenders and make recommendation to the Employer to allow the Employer to enter into suitable contracts (if necessary).

评价转承包商，销售商，报价投标，以及像雇主进行推荐，使雇主能签订合适的合同（如需要）

7.1.3		To make recommendation to the Employer for the dismissal and control over building and supplying agents or individual contractors. 为雇主提出建议是否采用及如何掌控建筑、供应代理，或个体承包商。

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7.1.4

To procure the services of external experts, consultants to provide technical, design, legal, and other professional and advisory services as may be appropriate in relation to the construction and development of farms and related facilities.

获取外部专家、顾问的服务，提供与农场和相关设施建设发展有关的技术、设计、法律以及其它专业和咨询服务。

7.1.5		To make recommendation to the Employer for the dismissal of incompetent advisers, superintendents and engineers. 向雇主建议解雇不合适的顾问，管理者或工程师。

7.2	Related to the Farm and Fishery Management 关于农场及渔场管理

The Employer agrees that MEIJI shall be entitled to and empowered to exercise all powers, authorities and discretions in relation to the management of the activities referred below:

雇主同意， 承包方在以下活动的管理方面具有所有的权力及决定权：

7.2.1		All the lay-out plans of the plants and equipment in and of the Farm. 农场及农场所属设备的布置安排。

7.2.2		To source for and the use of raw material for producing the feed stocks and other materials that will be needed for the operation of the Farm. 寻找及利用饲料原料，以及其它农场运营及生产所需的原料。

7.2.3		The training of farm operators and staffs of the Farm. 农场工人及员工培训。

7.2.4		The appointment of maintenance and service contractors for the service and maintenance of plants and equipment of the Farm. 指定农场设备服务维修代理商。

7.2.5		The day to day management of the operation of the Farm until such time the farm’s management will be able to operate the Farm by them. 农场日常运营管理，直至农场管理人员能够独立操作。

7.2.6		To accept quotes and tenders for on behalf of the Employer. 代表雇主接受报价或投标。

7.2.7		The appointment and dismissal of services from experts, consultants and other professional as may be appropriate in relation to the operation of the farm. 委任专家、顾问以及其它与农场运营相关的专业人员。

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7.3.	Related to the said Technology 关于技术

MEIJI shall provide the Employer with the technology, processes, know-how, designs, operation manuals, specification of equipment and description of operation principles and technology.

承包方应向雇主提供技术、过程、专门知识、设计、操作指南、设备说明书以及操作原则及技术的描述。

MEIJI shall provide the Employer with technical support by way of the Employer appointing MEIJI as the Farm manager.

通过雇主任命承包方管理所述农场及农场的方式，承包方向雇主提供技术支持。

The Employer shall permit MEIJI to inspect the A Power Cattle & Sheep Farm and other related facilities in the Farm from time to time to ensure that the related plants and equipment are being serviced and maintained regularly.

雇主同意承包方定时检查AP牛、羊畜牧场及其它农场相关设备。

The Employer shall keep confidential all information and technical data disclosed by MEIJI to the Employer, provided that the Employer shall the right to disclose such information to its employees in so far as it is necessary for them to know the information, and the Employer shall not use any of the MEIJI’s disclosures or other information or technical data except for other purpose apart from the operation of the Farm.

雇主应对承包方披露的信息及技术进行保密。只有当承包方的雇员在有必要知道的情况下，承包方才有权披露这些信息及技术。雇主不得把承包方披露的信息及技术应用于农场经营以外的目的。

The Employer agrees that all installation works for the Farm must be completed by Installation Contractors approved by MEIJI, all plants and equipment for the building of the Farm must be supplied by the suppliers and/or manufacturers approved by MEIJI, and on completion of the Farm, MEIJI shall inspect and approve the commissioning of the completed A Power Cattle & Sheep Farm.

雇主同意，AP牛、羊畜牧场的安装工作全部由承包方同意的安装承包人完成。所有农场建造设备全部由承包方同意的供应商或生产商供应。当AP牛、羊畜牧场完成时，由承包方检查及同意其启动过程。

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7.4

Warranty Period

保修期

(Warranty Period of all Plants and equipment, parts and components and building materials shall be in accordance with the Warranty Periods and Conditions as given by their manufacturers or suppliers with the exception of the items that shall be manufactured directly by the Contractor or its subsidiaries, in which case, their warranty period shall be for a period of 12 months.)

所有设备，零配件及建筑材料的保修期与制造商或供应商提供的保质期限和条件相一致。由承包方或其子公司直接生产的除外，此种情况下保修期是12个月。

8

Schedule of Work

Schedules are given by MEIJI to assist the Employer in its planning of work relating to the construction of the Farm and it is given as a guideline only which should not be understood as the final development or work schedule. As such, more accurate development schedules in respect of each stage of the development work will be supplied by MEIJI progressively during the development period of the Farm.

工作计划（承包方给出计划协助雇主安排与农场建设相关的工作，但仅作为参考指导，不是最终的发展或工作计划。因此，关于每个发展步骤更加精确的计划，将由承包方在农场发展过程中逐步提供。）

	Item and description of work 工作项目及说明	Commencement Date	Completion Date

8.1	Soil and water drilling, analysis and geo-technical testing and site surveying 钻井汲水，分析及物理技术测试，现场调查	April 15, 2011 2011年4月15日	May 30, 2011 2011年5月30日

8.2	Determination of cattle and sheep species 确定牛、羊品种	April 15, 2011 2011年4月15日	May 30, 2011 2011年5月30日

8.3	Land clearing, leveling and infrastructure construction 土地清理、平整及基础设施建设	April 15, 2011 2011年4月15日	May 30, 2011 2011年5月30日

8.4	Commissioning and formalization of all engineering designs and drawings 启用所有工程设计及图纸并使其形式化	April 15, 2011 2011年4月15日	May 30, 2011 2011年5月30日

8.5	Commissioning and formalization of all local manufactured plants and equipment of the Farm 启用AP牛、羊畜牧场及系统的国产设备，并形式化	May 15, 2011 2011年5月15日	June 30, 2011 2011年6月30日

8.6	Investigation and determination of supply bases for calves & sheep 研究及决定幼牛、羊供应基数	May 15, 2011 2011年5月15日	June 30, 2011 2011年6月30日

8.7	Investigation and determination of supply of feed stocks 饲料原料供应的调查及决定	May 15, 2011 2011年5月15日	June 30, 2011 2011年6月30日

8.8	Construction of farm buildings 农场建筑物建设	April 30, 2011 2011年4月30日	July 31, 2011 2011年7月31日

8.9	Construction of the Farm facilities 农场建筑物设备建设	April 30, 2011 2011年4月30日	July 31, 2011 2011年7月31日

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8.10	Construction of infrastructure connections 外围通道建设	April 15, 2011 2011年4月15日	June 30, 2011 2011年6月30日

8.11	Installation of all farm plants and equipment 农场设配安装	July 15, 2011 2011年7月15日	August 31, 2011 2011年8月31日

8.12	Testing and commissioning of the Farm 测试及启用农场	July 31, 2011 2011年7月31日	August 31, 2011 2011年8月31日

8.13	Commencement of operation 开始运作	September 1, 2011 2011年9月1日	Continuous Processes 持续过程

8.14	Training of staffs and workers 员工及工人培训	July 31, 2011 2011年7月31日	August 31, 2011 2011年8月31日

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The Parties hereby agree and accept the terms and conditions specified hereof and execute this agreement with mutual consent:

双方同意并接受上述合同条款，同意执行协议，签字盖章：

THE COMMON SEAL of

MACAU EIJI COMPANY LIMITED

was hereunto affixed in the presence of

承包方印章

代表签名：

(Solomon Lee)
Date: 15th April, 2011

SIGNED BY: The China Party represented by

中国合资代表 魏大庆签名：

in the presence of:
见证人
Date: 15th April, 2011

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